UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported) September 14, 2010

Alico, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-261
(Commission File Number)

59-0906081
(IRS Employer Identification No.)

Post Office Box 338
LaBelle, Florida
(Address of principal executive offices)

33975
(Zip Code)

(863) 675-2966
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alico Hires Chief Financial Officer

The Company appointed Scott Whitney as Chief Financial Officer effective September 27, 2010.  His appointment was announced in a press release issued on September 14, 2010, which is attached hereto as Exhibit 99.1.  Mr. Whitney will be responsible for all corporate finance, treasury and accounting functions for Alico, Inc. and its subsidiaries.  Mr. Whitney will receive a regular base salary of $200,000 annually and is eligible for an annual incentive bonus under the Company’s discretionary bonus plan up to 50% of his base salary.   Mr. Whitney will be eligible to participate in the Company's health and benefits plan and profit sharing and 401(k) plan offered to all Alico full time employees subject to normal vesting requirements.  Mr. Whitney is eligible for three weeks vacation annually.

Item 9.01. Financial Statements and Exhibits

(c)                      Exhibits.

Exhibit 99.1 Press release, dated September 14, 2010, announcing Alico Hires Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALICO, INC.

By:      /s/ Patrick W. Murphy
           Patrick W. Murphy
           Senior Vice President and
           Chief Financial Officer

Dated: September 15, 2010

EXHIBIT INDEX

Exhibit No.                                           Exhibit
99.1	Press release, dated September 14, 2010, announcing Alico Hires Chief Financial Officer